Exhibit 99.1

Grove Announces Third Quarter 2024 Financial Results

•Delivers Third Quarter 2024 Positive Operating Cash Flow of $0.8 Million
•Raises $15M PIPE Investment from Volition Capital
•Announces Exit from Brick & Mortar Retail Channel, Doubles Down on Direct-to-Consumer foundation
•Shifts Strategic Focus to Equal Balance Between Both Environmental and Human Health in Customer Education, Offering
•Announces Revised Full Year 2024 Revenue Guidance

SAN FRANCISCO, CA — November 12, 2024 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), the world’s first plastic neutral retailer, a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation, today reported financial results for its fiscal third quarter ended September 30, 2024.

"We are making essential progress in our multi-year turnaround journey," said Jeff Yurcisin, Chief Executive Officer of Grove Collaborative. "First, we want to reinforce that, amidst this transformation, our priorities remain clear: drive profitability, strengthen our balance sheet, foster revenue growth, and advance sustainability. When we deliver on these priorities, we will set the stage for being THE destination for conscientious customers who buy natural and environmentally-friendly products. There is also a strategic opportunity for us to expand how we talk about sustainability with our customers by educating them on products that are both good for them AND good for the planet - encompassing environmental AND human health in our differentiated offering. We’re excited to integrate this into our marketing, selection, and customer experience in the coming months.

We’ve also made the decision to focus our efforts on e-commerce while operating more efficiently overall with the customer at the center of everything we do. Furthermore, the $15 million investment from Volition during the quarter enables us to pay down our remaining term debt and reduce interest expense. We continue to forecast sequential revenue growth in the fourth quarter of this year, which remains a key priority, as we stay committed to achieving sustainable, profitable growth as our ultimate goal."

Third Quarter 2024 Financial Results

Revenue was $48.3 million, compared to $52.1 million in the second quarter of 2024 and $61.8 million in the third quarter of 2023. The sequential and year-over-year declines were driven by fewer repeat orders and lower advertising spend throughout 2024 compared to prior years. The sequential decline was also driven by a decrease in Net Revenue per Order and a $0.8 million reduction to retail revenue due to estimated brick and mortar markdowns.

Gross Margin was 53.0%, compared to 53.9% in the second quarter of 2024 and 53.8% in the third quarter of 2023. The sequential decline was primarily due to the estimated brick and mortar retail markdowns noted above. The year-over-year decline was due to the elimination of certain customer fees previously charged to customers and lower product margins from a higher percentage of revenue coming from third party products.

Operating Expenses were $32.3 million, representing a 7.6% decrease compared to $35.0 million in the second quarter of 2024 and a 13.4% decrease compared to $37.3 million in the third quarter of 2023. The sequential decline is mostly due to a $2.2 million restructuring charge incurred in the prior quarter and lower fulfillment and stock based compensation expenses. This was partially offset by $1.2 million of costs associated with moving the Company’s Reno fulfillment center in the current quarter to a lower cost facility. The year-over-year decline is driven by lower fulfillment costs from fewer orders and savings across several expense categories as a result of cost reduction measures that the Company has taken since the beginning of FY 2022, including reductions to personnel, facility, professional fees, and technology costs.

Net Loss was $1.3 million, (2.8%) Net Loss margin, compared to a net loss of $10.1 million, (19.3%) Net Loss margin, in the second quarter of 2024 and a net loss of $9.8 million, (15.9%) Net Loss margin, in the third quarter of 2023.

Adjusted EBITDA was breakeven, (0.1)% margin, compared to positive $1.1 million, 2.0% margin, in the second quarter of 2024 and $0.2 million 0.2% margin in the third quarter of 2023.

Cash, Cash Equivalents, and Restricted Cash were $55.6 million as of September 30, 2024, compared to $82.6 million at the end of the second quarter of 2024. The change in cash position was primarily driven by the Company’s $42.0 million voluntary prepayment of its outstanding term debt offset by the $15.0 million investment the Company received during the third quarter from Volition Capital. Of note, the Company plans to pay off the remaining $30.0 million of its outstanding term debt facility with a portion of the Volition investment by November 30, 2024. After full repayment of the term loan, Grove’s only remaining debt would be $7.5 million under its asset based loan facility.

Operating Cash Flow was $0.8 million, the fourth quarter with positive operating cash flow in the last six. The Company maintained strict expense discipline in the quarter despite the revenue decline while also reducing its inventory position to $24.5 million at the end of Q3 2024 from $27.8 million at the end of Q2 2024.
Third Quarter 2024 Key Business Highlights:

	Three months ended

(in thousands, except DTC Net Revenue Per Order and percentages)	September 30, 2023	June 30, 2024	September 30, 2024
Financial and Operating Data
Grove Brands % Net Revenue	44.8%	41.1%	38.5%
DTC Total Orders	917	732	708
DTC Active Customers	1,019	745	710
DTC Net Revenue Per Order	$65	$68	$67
Grove Brands % of Net Revenue was 38.5%, down 260 basis points quarter-over-quarter and 630 basis points year-over-year. The sequential and year-over-year declines were largely due to the continued expansion of the Company’s third party product offering. The number of third party brands sold increased by 18.3% in the third quarter of 2024 compared to the third quarter of 2023 and is critical in building THE destination for conscientious customers.

Direct to Consumer (DTC) Total Orders totaled 0.7 million, down 3.3% quarter-over-quarter and 22.8% year-over-year. DTC Active Customers, the number of customers that have placed an order in the trailing twelve months ended September 30, 2024, also totaled 0.7 million, down 4.8% compared to the second quarter of 2024 and 30.4% compared to the third quarter of 2023. The year-over-year declines continued to be impacted by lower advertising spend relative to prior years. The sequential declines have slowed as our customer base stabilizes in the aggregate.

DTC Net Revenue Per Order was $67.02 in the third quarter of 2024, a decrease of 1.0% compared to the second quarter of 2024 but an increase of 2.7% compared to the third quarter of 2023. The year-over-year improvement was due to an increase in the average number of units per order, particularly of third party products, as well as favorable product mix and strategic price increases. The sequential decline was primarily driven by a higher percentage of first orders from an increase in DTC Advertising spend, which have lower average net revenue per order.

Brick & Mortar Retail Update:

The Company is announcing that it is doubling down on its direct to consumer business and heritage by exiting Grove Co. branded products from brick and mortar retail locations nationwide. Brick and mortar accounts for less than 4% of Grove’s revenue and has been consistently unprofitable since launching in April 2021. The Company believes that it can deliver higher returns by focusing its investment in its DTC channels. After more than three years in the channel and with a renewed focus on serving its core 57 million conscientious customers, Grove is confident that the best path to a sustainable business with profitable revenue growth is meeting that customer online. The Company plans to see through current contracts and sell existing inventory with brick and mortar retail partners through early 2025. Grove will continue expanding its flagship brand, Grove Co., as an exclusive for direct to consumer channels that serves as one of the most sustainable product lines available in the consumer goods sector.

Plastic Intensity1:

Plastic intensity across the entire Grove business (across all online and retail sales) was 1.06 pounds of plastic per $100 in net revenue in the third quarter of 2024, up from 1.02 pounds in the second quarter of 2024 but down from 1.11 pounds in the third quarter of 2023.

Financial Outlook:

The Company is revising revenue guidance for the full fiscal year 2024 to $200 to $205 million, a change from $205 to $215 million.

The Company is maintaining Adjusted EBITDA Margin guidance of 0.5% to 1.5%.

Conference Call Information:

The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on November 12, 2024. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial 201-689-8537. A replay of the call will be available until December 12, 2024 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13749762. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
About Grove Collaborative Holdings, Inc.
Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for sustainable everyday essentials. Driven by the belief that changing the world starts with what you bring into your home, Grove creates and curates household cleaning, personal care, health and wellness, laundry, clean beauty, baby, and pet care products from over 240 brands that help you Go Beyond Plastic. Everything Grove sells meets a higher standard — from ingredients to performance to packaging and environmental impact — so you get a great value without compromising your values. With Grove, you can see, track, and celebrate your sustainable choices. Be a force of nature at Grove.com.
Forward-Looking Statements
This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the paydown of Grove’s remaining term debt, Grove’s plans relating to the exit of its retail channel, delivering higher returns by focusing its investment in DTC, expansion of the Grove Co. brand, future sustainable profitable growth and Grove’s 2024 guidance for Net Revenue and Adjusted EBITDA margin. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand their business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to inflation and interest rates; effectiveness of the Company’s ecommerce platform and selling and marketing efforts; demand for Grove products and other brands that it sells and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. Investors should not consider them in isolation from, or as a substitute for, GAAP measures. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected Adjusted EBITDA and projected Adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Grove calculates Adjusted EBITDA as net loss, adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; transaction costs allocated to derivative liabilities upon closing of the transaction where we became a publicly traded company; interest income; interest expense; restructuring and severance related costs; provision for income taxes and certain litigation and legal settlement expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in the Company’s GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Investor Relations Contact

ir@grove.co
Media Relations Contact

Ryan.Zimmerman@grove.co

1 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove Collaborative defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

Grove Collaborative Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$50,762	$86,411
Restricted cash	3,825	5,650
Inventory	24,546	28,776
Prepaid expenses and other current assets	2,708	3,359
Total current assets	81,841	124,196
Restricted cash	1,002	2,802
Property and equipment, net	5,987	11,625
Operating lease right-of-use assets	13,622	9,612
Other long-term assets	2,741	2,507
Total assets	$105,193	$150,742
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,668	$8,074
Accrued expenses	11,550	16,020
Deferred revenue	6,770	7,154
Debt, current	10,000	—
Operating lease liabilities, current	1,205	3,489
Other current liabilities	393	306
Total current liabilities	39,586	35,043
Debt, noncurrent	22,166	71,662
Operating lease liabilities, noncurrent	13,588	14,404
Derivative liabilities	3,491	11,511
Total liabilities	78,831	132,620

Redeemable convertible preferred stock, $0.0001 par value	24,842	10,000

Stockholders’ equity:
Common stock, $0.0001 par value	4	4
Additional paid-in capital	637,394	629,208
Accumulated deficit	(635,878)	(621,090)
Total stockholders’ equity	1,520	8,122
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$105,193	$150,742

Grove Collaborative Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net	$48,280	$61,750	$153,924	$199,421
Cost of goods sold	22,678	28,516	70,519	94,624
Gross profit	25,602	33,234	83,405	104,797

Operating expenses:
Advertising	2,820	4,062	7,312	17,392
Product development	4,802	3,578	13,864	11,846
Selling, general and administrative	24,726	29,699	76,444	102,879
Operating loss	(6,746)	(4,105)	(14,215)	(27,320)

Non-operating expenses (income):
Interest expense	2,942	4,145	11,188	11,918
Changes in fair value of derivative liabilities	(7,813)	2,733	(8,019)	1,298
Other income, net	(550)	(1,179)	(2,627)	(6,817)
Total non-operating expenses (income), net	(5,421)	5,699	542	6,399
Loss before provision for income taxes	(1,325)	(9,804)	(14,757)	(33,719)
Provision for income taxes	11	7	31	28
Net loss	$(1,336)	$(9,811)	$(14,788)	$(33,747)
Less: Accretion on Series A preferred stock	—	(976)	—	(976)
Less: Accumulated dividends on convertible preferred stock	(174)	(82)	(474)	(82)
Net loss attributable to common stockholders, basic and diluted	$(1,510)	$(10,869)	$(15,262)	$(34,805)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.31)	$(0.41)	$(1.01)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,343,930	35,253,756	36,798,814	34,433,760

Grove Collaborative Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(14,788)	$(33,747)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on lease modification	(3,139)	—
Stock-based compensation expense	9,268	11,941
Depreciation and amortization	7,401	4,359
Changes in fair value of derivative liabilities	(8,019)	1,298
Reduction of transaction costs allocated to derivative liabilities upon Business Combination	—	(3,745)
Non-cash interest expense	2,811	2,872
Asset impairment charges	700	—
Inventory reserve	(1,883)	1,123
Other non-cash expenses (income)	(133)	99
Changes in operating assets and liabilities:
Inventory	6,113	10,297
Prepaids and other assets	340	(574)
Accounts payable	1,318	(1,846)
Accrued expenses	(5,040)	2,469
Deferred revenue	(384)	(3,133)
Operating lease right-of-use assets and liabilities	(4,671)	(752)
Other liabilities	87	237
Net cash used in operating activities	(10,019)	(9,102)

Cash Flows from Investing Activities
Proceeds from sale of property and equipment	93	—
Purchase of property and equipment	(1,392)	(2,383)
Net cash used in investing activities	(1,299)	(2,383)

Cash Flows from Financing Activities
Proceeds from issuance of debt	—	7,500
Payment of debt issuance costs	(114)	(925)
Repayment of debt	(42,000)	(575)
Proceeds from issuance of redeemable convertible preferred stock	15,000	10,000
Payment of transaction costs related to Business Combination, Preferred Stock and settlement of Additional Shares liability	—	(4,295)
Payments related to stock-based award activities, net	(1,077)	(1,672)
Proceeds from issuance under employee stock purchase plan	235	213
Net cash (used in) provided by financing activities	(27,956)	10,246

Net decrease in cash, cash equivalents and restricted cash	(39,274)	(1,239)
Cash, cash equivalents and restricted cash at beginning of period	94,863	95,985
Cash, cash equivalents and restricted cash at end of period	$55,589	$94,746

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(1,336)	$(9,811)	$(14,788)	$(33,747)
Stock-based compensation	2,758	2,100	9,268	11,941
Depreciation and amortization	2,774	1,462	7,401	4,359
Changes in fair value of derivative liabilities	(7,813)	2,733	(8,019)	1,298
Reduction of transaction costs allocated to derivative liabilities upon Business Combination	—	—	—	(3,745)
Interest income	(549)	(1,180)	(2,628)	(2,625)
Interest expense	2,942	4,145	11,188	11,918
Restructuring and severance related costs	1,181	—	466	553
Provision for income taxes	11	7	31	28
Litigation and legal settlement expenses	—	700	—	700
Total Adjusted EBITDA	$(32)	$156	$2,919	$(9,320)
Net loss margin	(2.8)%	(15.9)%	(9.6)%	(16.9)%
Adjusted EBITDA margin (loss)	(0.1)%	0.3%	1.9%	(4.7)%

Source: Grove Collaborative Holdings, Inc.